UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2016

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in a Current Report on Form 8-K filed on February 9, 2016, the Board of Directors of Prudential Financial, Inc. (the “Company”) elected Peter Rupert Lighte, George Paz and Michael A. Todman as independent directors. The appointments of Mr. Lighte and Mr. Todman are effective on March 8, 2016, and the appointment of Mr. Paz is effective on March 9, 2016. At the time of election, the Board had not determined on which committees these new directors would serve. The Company is filing this amended Current Report on Form 8-K/A to report that on March 1, 2016, the Board made the following committee appointments:

(i) Mr. Lighte is appointed as a member of the Investment Committee and the Corporate Governance and Business Ethics Committee, effective as of March 8, 2016;

(ii) Mr. Todman is appointed as a member of the Compensation Committee and the Finance Committee, effective as of March 8, 2016; and

(iii) Mr. Paz is appointed as a member of the Audit Committee, effective as of March 9, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2016

PRUDENTIAL FINANCIAL, INC.

By:	/s/ John M. Cafiero

Name: John M. Cafiero
Title: Vice President and Assistant Secretary